UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2025

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2025, XCF Global, Inc. (the “Company”) and EEME Energy SPV I LLC (“EEME Energy”) entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company agreed to issue and sell up to $7.5 million in aggregate principal amount of convertible promissory notes (the “Note” or “Notes”) in one or more closings. In connection with the execution of the Note Purchase Agreement, the Company also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of the Company’s Class A Common Stock as it relates to the arrangement fee and 200,000 of the Company’s Class A Common Stock as it relates to the advisory fee.

In connection with the Company’s issuance of the Notes, the Company will pay to EEME Energy upfront interest equal to 13.3% of the principal amount of the applicable Notes. In lieu of the Company having any obligation to make cash interest payments under such Notes, the Company and EEME Energy agreed to settle the interest payment through a share conversion pursuant to which the Company shall issue shares of the Company’s Class A Common Stock (the “Interest Payment Conversion Shares”) calculated by dividing (x) the amount of interest that would otherwise be due and payable on the applicable Notes at such Notes’ maturity date (calculated as 13.3% of the principal amount of the applicable Note) by (y) the applicable conversion price.

Under terms of the Note Purchase Agreement, the Notes and Interest Payment Conversion Shares will have the following Conversion Prices:

(a) with respect to the issuance of the Note in connection with the initial closing, the Conversion Price shall be calculated as the product of (i) 0.9 and (ii) the average VWAP over the five (5) Trading Days ending on the date of the delivery to the Company by EEME Energy or other holder of the Note upon a notice of conversion of the Note;

(b) with respect to the issuance of the Note in connection with any subsequent closing, the Conversion Price shall be calculated as the product of (i) 0.95 and (ii) the average VWAP over the five (5) Trading Days ending on the date of the delivery to the Company by EEME Energy or other holder of the Note of a notice of conversion of the Note; and

(c) with respect to the payment of interest, the Conversion Price shall be calculated as (i) the interest on the Note issued in connection with the initial closing, the product of (x) 0.9 and (y) the average VWAP over the five (5) Trading Days ending on the date of issuance of such Note or (ii) with respect to interest on a Note issued in connection with any subsequent closing, the product of (x) 0.95 and (y) the average VWAP over the five (5) Trading Days ending on the date of issuance of such Note.

On the same date, the Company and EEME Energy consummated the initial closing under the Note Purchase Agreement and issued a Note in the aggregate principal amount of $2.0 million to EEME Energy. Total shares that will be issuable at the time of conversion include:

(a)	1,262,620 shares of the Company’s Class A Common Stock as it relates to the conversion of the $2.0 million principal amount of the Note
(b)	167,930 shares of the Company’s Class A Common Stock as it relates to interest on the Note of $266 thousand
(c)	750,000 shares of the Company’s Class A Common Stock as it relates to the arrangement fee
(d)	200,000 shares of the Company’s Class A Common Stock as it relates to the advisory fee

EEME Energy SPV I, LLC is an entity affiliated with Majique Ladnier. Ms. Ladnier is the sole member of EEME Energy SPV I, LLC and is also the sole member of two existing Company shareholders, GL Part SPV I, LLC and GL Part SPV II, LLC (together, the “GL Entities”). On a pro forma basis, after giving effect to the total shares that will be issuable at the time of conversion, EEME Energy and the GL Entities collectively hold 28,499,605 shares of the Company’s Class A Common Stock, representing approximately 18.3% of the Company’s issued and outstanding shares of Class A Common Stock. As a result, Ms. Ladnier may be deemed to have beneficial ownership of such shares and may be able to exert significant influence over matters submitted to the Company’s stockholders.

1

The Notes and any shares of Class A Common Stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold pursuant to exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 relating to Note Purchase Agreement and the Notes is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the shares of Class A Common Stock issuable in connection with the Note Purchase Agreement and the Notes is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Convertible Note Purchase Agreement, dated as of July 29, 2025 by and between XCF Global, Inc. and EEME Energy SPV I LLC
10.2	Convertible Promissory Note, dated as of July 29, 2025 by and between XCF Global, Inc. and EEME Energy SPV I LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

Date: August 1, 2025

3